Exhibit 10.11

WARRIOR MET COAL, LLC

2016 EQUITY INCENTIVE PLAN

1.    Purpose. The purpose of the Warrior Met Coal, LLC 2016 Equity Incentive Plan is to enhance the ability of Warrior Met Coal, LLC and its Affiliates, if any, to attract and retain employees, officers, managers, directors, consultants and advisors of outstanding ability and to provide employees, officers, managers, directors, consultants and advisors with an interest in the Company parallel to that of the Company’s members.

2.    Definitions.

(a)    “Affiliate” shall mean any parent or direct or indirect subsidiary of the Company; provided, that, with respect to any “stock right” within the meaning of Section 409A of the Code, such affiliate must qualify as a “service recipient” within the meaning of Section 409A of the Code and in applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” is used instead of “at least 80 percent”.

(b)    “Award Agreement” shall mean the agreement evidencing any Award issued under the Plan.

(c)    “Award” shall mean an award of Options, Restricted Units, Phantom Units, Unit Appreciation Rights or Unit Bonus Awards granted under the Plan.

(d)    “Board” shall mean the Board of Managers of the Company as elected from time to time.

(e)    “Cause” shall mean, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service under any written agreement relating to such service or any severance agreement then in effect between the Participant and the Company or an Affiliate or (ii) in the absence of any such agreement (or the absence of any definition of “Cause” contained therein), (A) the Participant’s material breach of his or her obligations under any material agreement entered into with the Company or an Affiliate, (B) the Participant’s gross negligence or willful misconduct in the performance of his or her duties resulting in material harm to the Company or an Affiliate, (C) the Participant’s commission of a felony or guilty plea or plea of nolo contendere in respect of a felony charge, or (D) the Participant’s commission of an act of fraud involving the Company or any Affiliate. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(f)    “Change in Control” shall be deemed to occur upon the first to occur of any of the following transactions:

(i)    one Person (or a group of Persons acting together), other than an Investor or an Affiliate of an Investor, acquires more than fifty percent (50%) of the combined voting power of the then issued and outstanding securities of the Company; or

(ii)    the sale, transfer or other disposition of all or substantially all of the business and assets of the Company, whether by sale of assets, merger or otherwise (determined on a consolidated basis), to one Person (or a group of Persons acting together) other than an Investor or an Affiliate of an Investor.

Notwithstanding anything in the Plan or in an Award Agreement to the contrary, to the extent an Award provides for “nonqualified deferred compensation” within the meaning of Section 409A of the Code and a Change in Control is intended to constitute a payment event under such Award, then Change in Control shall mean a transaction, event or circumstance that is both (x) described in the preceding provisions of this definition, and (y) a “change in control event” within the meaning of Treasury Regulations Section 1.409A-3(i)(5).

(g)    “Code” shall mean the Internal Revenue Code of 1986, as amended, and any guidance and/or regulations promulgated thereunder.

(h)    “Committee” shall mean the entire Board unless a committee of at least two members of the Board is appointed by the Board to administer the Plan and to perform the functions set forth herein.

(i)    “Company” shall mean Warrior Met Coal, LLC, a Delaware limited liability company.

(j)    “Confidential Information” shall mean certain confidential and proprietary information and trade secrets of the Company and its Affiliates including, without limitation, customer information, pricing information, financial plans, business plans, business concepts, supplier information, know-how and intellectual property and materials related thereto. Notwithstanding the foregoing, Confidential Information shall not include any information which (i) was publicly known and available in the public domain prior to the time of disclosure by the Company; (ii) becomes publicly known and available in the public domain after disclosure by the Company through no action or inaction of the Participant; (iii) is in the possession of the Participant at the time of disclosure by the Company; (iv) is independently developed by the Participant without use of or reference to the Confidential Information; or (v) is received by the Participant from a third party without an accompanying duty of confidentiality.

(k)     “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the board of directors of an Affiliate.

(l)    “Continuous Service” shall mean that the Participant’s service with the Company, whether as an employee, director, member, manager, consultant or otherwise, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company as an employee, consultant, director or otherwise; provided, that, there is no interruption or termination of the Participant’s Continuous Service. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted, and to in a context where Code Section 409A applies or could have an effect on such Award, shall apply the definition of separation from service as provided in Section 1.409A-1(h) of the Treasury Regulations promulgated thereunder.

(m)    “Date of Grant” shall mean the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(n)     “Effective Date” shall mean the date as of which this Plan is adopted by the Board.

(o)    “Eligible Individual” shall mean any current or prospective (i) Employee, (ii) manager or director of the Company or an Affiliate, or (iii) any Consultant thereto.

(p)    “Employee” means any person employed by the Company or an Affiliate.

(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any guidance and/or regulations promulgated thereunder.

(r)    “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(s)    “Fair Market Value” shall mean, as of the date of determination, (i) in the case of publicly-traded Units, the average of their last sales prices on the applicable trading exchange or quotation system in each trading day during the five trading-day period ending on such date, calculated in a manner consistent with Code Section 409A and applicable guidance published thereunder and (ii) in the case Units that are not publicly-traded, the fair market value of such Units, as reasonably determined in good faith by the Committee in a manner consistent with Code Section 409A and applicable guidance published thereunder.

(t)    “Initial Public Offering” shall mean the consummation of the first firm commitment public offering of Units for the account of the Company pursuant to a registration statement (other than on Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission.

(u)    “Investors” means (i) Apollo Global Management LLC, (ii) Ares Management LLC, (iii) Caspian Capital LP, (iv) Fidelity Investments, (v) Franklin Mutual Advisors LLC, (vi) GSO Capital Partners LP and (vii) KKR Credit Advisors (US) LLC and each other member of the Company for which any of the foregoing acts as an investment manager.

(v)    “LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of Warrior Met Coal, LLC, dated as of March 31, 2016 (as may be amended, modified or restated in accordance with its terms).

(w)    “Option” shall mean an option under the Plan to purchase Units of the Company that is not intended to be an “incentive stock option” within the meaning of Section 424 of the Code.

(x)    “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(y)    “Participant” shall mean an Eligible Individual who is selected by the Committee to receive an Award under the Plan.

(z)    “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, governmental or regulatory body (whether federal, provincial, state, county, city or otherwise, including, but not limited to, any instrumentality, division, agency or department thereof) or any other entity or organization.

(aa)    “Phantom Unit” means an unfunded and unsecured promise to deliver Units, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant provide Continuous Service for a specified period of time), granted under the Plan.

(bb)    “Plan” shall mean the Warrior Met Coal, LLC 2016 Equity Incentive Plan, as amended, supplemented, restated or otherwise modified from time to time.

(cc)    “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(dd)    “Restricted Unit” means Units, subject to certain specified restrictions (including, without limitation, a requirement that the Participant provide Continuous Service for a specified period of time), granted under the Plan.

(ee)    “Securities Act” means the Securities Acts of 1933, as amended, and any guidance and/or regulations promulgated thereunder.

(ff)    “Subject Business” means the coal mining business.

(gg)    “Subject Period” has the meaning set forth in Section 13(b) of the Plan.

(hh)    “Unit” shall mean a Class C Unit of the Company as defined in the LLC Agreement.

(ii)    “Unit Appreciation Right” or “UAR” means an Award granted under Section 8 of the Plan.

(jj)    “Unit Bonus Award” means an Award granted under Section 10 of the Plan.

3.    Units Subject to the Plan. Subject to adjustment in accordance with Section 11, the total of the number of Units that shall be available for the grant of Awards under the Plan shall not exceed 93,750 Units; provided, that, upon forfeiture of Awards in accordance with the provisions of the Plan and the terms and conditions of the applicable Award, Units subject to such forfeited Awards shall be available for subsequent Awards. Units available for issue or distribution under the Plan shall be authorized and unissued Units or Units reacquired by the Company in any manner. The Company, during the term of this Plan, shall reserve and keep available at all times such number of Units as shall be sufficient to satisfy the requirements of this Plan. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines, in which case such grant shall be counted against the aggregate number of Units available for Awards under the Plan.

4.    Administration.

(a)    Administration. The Plan shall be administered by the Committee.

(b)    Powers of Committee. The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine from time to time which of the Eligible Individuals under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the terms and provisions of each Award Agreement, the provisions of each Award granted (which need not be identical), including the time or times when a Participant shall be permitted to receive Units pursuant to an Award; and the number of Units with respect to which an Award shall be granted to each such Participant.

(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)    Delegation to Committee.

(i)    General. The entire Board may comprise the Committee or the Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any Person or Persons to whom such authority has been delegated. Furthermore, unless one or more Committees has been appointed by the Board, any reference to the Committee in the Plan shall mean the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)    Committee Composition when Units are Publicly Traded. At such time as the Units are publicly traded, in the discretion of the Board, a Committee may consist solely of two or more “non-employee directors” within the meaning of Code Section 162(m). Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not “outside directors” within the meaning of Section 162(m) of the Code the authority to grant Awards to Eligible Individuals who are either (a) not then “covered employees” and are not expected to be “covered employees” at the time of recognition of income resulting from such Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (2) delegate to a committee of one or more members of the Board who are not “non-employee directors” within the meaning of Rule 16b-3 the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)    Effect of Committee’s Decision. All determinations, interpretations and constructions made by the Committee shall not be subject to review by any Person and shall be final, binding and conclusive on all persons. Members of the Committee and any officer or employee of the Company or any Affiliate acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

5.    Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the 10th anniversary of the Effective Date; provided, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

6.    Eligibility.

(a)    General. Subject to this Section 6, the Committee may grant Awards under the Plan to Eligible Individuals selected by the Committee. Each Award granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)).

(b)    Eligibility for Specific Awards. Awards under the Plan may be granted to Eligible Individuals.

(c)    Section 162(m) Limitation. Subject to the provisions of Section 11, no Eligible Individual shall be eligible to be granted an Award covering more than 93,750 Units during any calendar year. This Section 6(d) shall not apply prior to the Initial Public Offering and, following the Initial Public Offering, this Section 6(d) shall not apply until (i) the earliest of: (1) the first material modification of the Plan (including any increase in the number of Units reserved for issuance under the Plan in accordance with Section 3); (2) the issuance of all of the Units reserved for issuance under the Plan; (3) the expiration of the Plan; or (4) the first meeting of members at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code.

(d)    The Committee shall have the authority, at the time of grant of any Award, to designate that such Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(e)    Consultants.

(i)    A Consultant shall not be eligible for the grant of an Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural Person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

(ii)    From and after any initial public offering of the Company’s Units, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions.

(iii)    Rule 701 and Form S-8 generally are available to consultants and advisors only if (A) they are natural Persons; (B) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (C) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

7.    Options.

(a)    Grant. Each Option granted under the Plan shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)    Exercise Price. The exercise price (“Exercise Price”) per Unit for each Option shall not be less than 100% of the Fair Market Value of such Unit determined as of the Date of Grant.

(c)    Vesting and Exercisability. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee and set forth in an Award Agreement (the “Option Period”); provided, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement: (i) the unvested portion of an Option shall expire upon termination of Continuous Service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for 60 days following termination of Continuous Service for any reason other than Participant’s termination of Continuous Service for Cause, but not later than the expiration of the Option Period; and (ii) both the unvested and the vested portion of an Option shall expire upon the termination of the Participant’s Continuous Service by the Company for Cause.

(d)    Payment of Exercise Price. No Units shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any U.S. Federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price of Units acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by certified or bank check at the time the Option is exercised or (ii) in the discretion of the Committee, upon such terms as the Committee shall approve: (A) by delivery to the Company of Units, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of Units being acquired, (B) by reduction in the number of Units otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise, or (C) in any other form of legal consideration that may be acceptable to the Committee.

(e)    Applicable Law. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

(f)    Transferability. An Option shall be transferable to the extent provided in the Award Agreement. If an Option does not provide for transferability, then the Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death or incapacity of the Participant, shall thereafter be entitled to exercise the Option.

8.    Unit Appreciation Rights.

(a)    Grant. The Committee may grant a Unit Appreciation Right under the Plan in accordance with this Section 8, the terms and conditions of which shall be set forth in an Award Agreement.

(a)    Exercise Price. The Exercise Price per Unit for each UAR shall not be less than 100% of the Fair Market Value of such Unit determined as of the Date of Grant.

(b)    Vesting and Exercisability.    A Unit Appreciation Right shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine. Upon exercise of a Unit Appreciation Right, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Unit on the date preceding the date of exercise of such Unit Appreciation Right over the per Unit Exercise Price of the Unit Appreciation Right, by (ii) the number of Units as to which the Unit Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Unit Appreciation Right by including such a limit in the Award Agreement evidencing the Unit Appreciation Right at the time it is granted.

(c)    Method of Exercise. Except as provided in an Award Agreement, Unit Appreciation Rights shall be exercised by a Participant only by a written notice which has been approved by the Company and delivered in person, by mail or such other approved manner to the Company at the Company’s principal executive office, specifying the number of Units with respect to which the Unit Appreciation Right is being exercised and such other information as requested by the Company. If requested by the Committee, the Participant shall deliver the Award Agreement evidencing the Unit Appreciation Right being exercised and the Award Agreement evidencing any related Option to the Company who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant.

(d)    Form of Payment. The Exercise Price of Units acquired pursuant to a Unit Appreciation Right shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by certified or bank check at the time the Unit Appreciation Right is exercised or (ii) in the discretion of the Committee, upon such terms as the Committee shall approve: (A) by delivery to the Company of Units, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of Units being acquired, (B) by reduction in the number of Units otherwise deliverable upon exercise of such Unit Appreciation Right with a Fair Market Value equal to the aggregate exercise price at the time of exercise, or (C) in any other form of legal consideration that may be acceptable to the Committee.

9.    Restricted Unit Awards/Phantom Units.

(a)    General. Each grant of Restricted Units and Phantom Units shall be evidenced by an Award Agreement. Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)    Vesting. Each Award Agreement shall set forth the applicable Restricted Period and the terms pursuant to which such Restricted Period shall lapse.

(c)    Delivery of Restricted Units and Settlement of Phantom Units.

(i)    Upon the expiration of the Restricted Period with respect to any Restricted Units, except for certain restrictions set forth in Section 13 hereof, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such Units, except as set forth in the applicable Award Agreement. Distributions, if any, that may have been withheld by the Committee and attributable to any particular Unit shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Units having a Fair Market Value equal to the amount of such distributions within 30 days following the lapse of the Restricted Period, and, if such Unit is forfeited, the Participant shall have no right to such distributions (except as otherwise set forth by the Committee in the applicable Award Agreement).

(ii)    Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Phantom Units, the Company shall deliver, within 30 days thereafter, to the Participant, or his beneficiary, without charge, one Unit for each such outstanding Phantom Unit; provided, however, that the Committee may, in its sole discretion, elect to pay cash or part cash and part Unit in lieu of delivering only Units in respect of such Phantom Units. If a cash payment is made in lieu of delivering Units, the amount of such payment shall be equal to the Fair Market Value of the Units as of the date on which the Restricted Period lapsed with respect to such Phantom Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

(d)    Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Units, the Committee shall cause a certificate registered in the name of the Participant to be issued and, if the Committee determines that the Restricted Units shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Units covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Units and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a member as to such Restricted Units, including without limitation the right to vote such Restricted Units (to the extent such class of Units are eligible to vote). To the extent Restricted Units are forfeited, any certificates issued to the Participant evidencing such Units shall be returned to the Company, and all rights of the Participant to such Units and as a member with respect thereto shall terminate without further obligation on the part of the Company.

(e)    Legends on Restricted Units. Each certificate representing Restricted Units awarded under the Plan shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Units:

TRANSFER OF THIS CERTIFICATE AND THE UNITS REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE WARRIOR MET COAL, LLC 2016 EQUITY INCENTIVE PLAN AND A RESTRICTED UNIT AWARD AGREEMENT, BETWEEN WARRIOR MET COAL, LLC AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF WARRIOR MET COAL, LLC.

10.    Unit Bonus Awards.

(a)    The Committee may issue unrestricted Units, or other Awards denominated in Units, under the Plan to Participants, either alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Unit Bonus Award granted under the Plan shall be evidenced by an Award Agreement. Each Unit Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

11.    Adjustments.

(a)    Capitalization Adjustments. In the event of any extraordinary non-cash dividend or other distribution other than an ordinary dividend (whether in the form of cash, units, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets or equity securities of the Company, or exchange of Units or other securities of the Company, issuance of warrants or other rights to purchase Units or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) (an “Event”), and in the Committee’s opinion, such Event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall make any adjustments in such manner as it may deem equitable, including without limitation, adjusting any or all of the following: (i) the number and kind of Units (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number and kind of Units (or other securities or property) subject to outstanding Awards; and/or (iii) the grant or exercise price with respect to any Award. Any adjustment to any other Award that is subject to Section 409A of the Code shall be made in accordance with Section 409A of the Code unless otherwise determined by the Committee in its sole discretion. The Committee determination under this Section 11(a) shall be final, binding and conclusive.

(b)    Termination of Awards. Unless otherwise provided in an Award Agreement, upon the occurrence of an Event or similar corporate event or transaction in which outstanding Awards are not to be assumed or otherwise continued following such an Event or similar corporate event or transaction, the Committee may, in its discretion, terminate any outstanding Award without a Participant’s consent and (i) provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all Units covered thereby for at least ten (10) days prior to such Event, or similar corporate event or transaction. Any Award that is based on vesting criteria and which does not otherwise vest pursuant to its terms on or prior to any Event shall terminate without any payments to the Participant unless otherwise provided by the Committee. Upon the occurrence of any Event in which Section 11(b)(i) is applicable, any Option or UAR with an exercise price greater than the per Unit consideration to be received upon such Event shall be cancelled for no payment.

(c)    Future Transactions. The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the members of the Company to make or authorize any adjustment, Event or other change in the Company’s capital structure or its business, any issue of units or of options, warrants or rights to purchase units or of bonds, debentures, preferred or prior preference units whose rights are superior to or affect the Units or the rights thereof or which are convertible into or exchangeable for Units, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(d)    Change in Control. Except to the extent otherwise provided in an Award Agreement, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Committee may provide that, with respect to any particular outstanding Award or Awards:

(i)    all then-outstanding Options and UARs shall become immediately vested and exercisable as of immediately prior to the Change in Control with respect to 100 percent (100%) of the Units subject to such Option or UAR; and

(ii)    the Restricted Period shall expire as of immediately prior to the Change in Control with respect to 100 percent (100%) of then-outstanding of Restricted Units, Phantom Units or other Awards denominated in Units.

12.    General Provisions.

(a)    Availability of Units. During the terms of the Awards, the Company shall keep available at all times the number of Units required to satisfy such Awards.

(b)    Use of Proceeds. Proceeds from the sale of Units pursuant to Awards shall constitute general funds of the Company.

(c)    Miscellaneous.

(i)    Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(ii)    Member Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Units subject to such Award unless and until such Units have been delivered to such Participant upon satisfaction of the conditions, if any, for such delivery.

(d)    No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a director pursuant to the organizational documents of the Company or an Affiliate, and any applicable provisions of the law of the state in which the Company or the Affiliate is organized, as the case may be.

(e)    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Units under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Units subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Units. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the Units upon the exercise or acquisition of Units under the Award has been registered under a then currently effective registration statement under applicable securities laws or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Units.

(f)    Withholding Obligations. To the extent provided by the terms of an Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Units under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Units from the Units otherwise issuable to the Participant as a result of the exercise or acquisition of Units under the Award; provided, however, that no Units are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered Units not acquired from the Company.

(g)    International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expect to be) subject to taxation in the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(h)    Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his spouse or, if the Participant is unmarried at the time of death, his estate.

(i)    Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(j)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(k)    Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(l)    Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(m)    Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(n)    Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(o)    Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Units under an Award, that the Participant execute a joinder to the LLC Agreement and/or such other lock-up, operating or other agreements, as the Committee may determine in its sole and absolute discretion.

(p)    Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Units under any Award made under the Plan.

(q)    Governing Law. The law of the State of Delaware shall apply to all Awards and interpretations under the Plan regardless of the effect of conflict of laws principles.

(r)    Headings. Headings of Sections are inserted for convenience and reference; they do not constitute any part of this Plan.

(s)    Securities Restrictions.

(i)    No Options or Awards, nor any Units issuable pursuant thereto or upon exercise thereof, have been registered under the Securities Act, and therefore will not be transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. Each Participant shall bear the economic risk of the Units for an indefinite period of time since it has not been registered under the Securities Act and therefore cannot be sold unless it has subsequently been registered or an exemption from registration is available.

(ii)    The certificates evidencing the Units will bear the following legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE ISSUER’S 2016 EQUITY INCENTIVE PLAN WHICH CONTAINS PROVISIONS RELATING TO, INTER-ALIA, TRANSFER RESTRICTIONS, AND RIGHTS OF REPURCHASE. A COPY OF THE 2016 EQUITY INCENTIVE PLAN IS ON FILE AT THE COMPANY’S PRINCIPAL OFFICES. UPON WRITTEN REQUEST TO THE COMPANY’S SECRETARY, A COPY OF THE 2016 EQUITY INCENTIVE PLAN WILL BE PROVIDED WITHOUT CHARGE TO APPROPRIATELY INTERESTED PERSONS.

The legend endorsed on the certificates pursuant to Section 12(s)(ii) hereof shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) the securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (C) such securities may be sold by the holder without restriction or registration under Rule 144 under the Securities Act (or any successor provision).

13.    Restrictive Covenants. By accepting an Award under the Plan, and as a condition thereof, each Participant agrees as set forth below.

(a)    At any time, it will not, directly or indirectly, use, take commercial or proprietary advantage of or profit from any Confidential Information or disclose Confidential Information to any person for any reason or purpose whatsoever, except for the benefit of the Company and its Affiliates and except as is required to be disclosed under applicable law; provided, that the party required to make such disclosure shall, to the extent permitted by law, provide to the Company with prompt notice of any such disclosure and shall use commercially reasonable efforts to limit the extent of such disclosure. Upon the request of the Company or any Affiliate, the Participant agrees to promptly deliver to the Company the originals and all copies, in whatever medium, of all such Confidential Information.

(b)    During the period commencing on the Date of Grant and ending on the date that is eighteen (18) months following the date of the Participant’s separation of service with the Company and its Affiliates, (such period the “Subject Period”), such Participant shall not, directly or indirectly, (x) induce or attempt to induce any employee or consultant of the Company or any of its Affiliates to leave the employ or services of the Company or any of its Affiliates, or in any way interfere with the relationship between the Company or any of its Affiliates and any employee or consultant thereof, (y) hire any person who was an employee of the Company or any of its Affiliates at any time during the six month period immediately prior to the date on which such hiring would take place (it being conclusively presumed by the parties so as to avoid any disputes under this clause that any such hiring within such six month period is in violation of clause (x) above) or (z) call on, solicit or service any customer, supplier, licensee, licensor or other business relation of the Company or any of its Affiliates in order to induce or attempt to induce such person to cease doing business with, or reduce the amount of business conducted with, the Company or any of its Affiliates, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation of the Company or any of its Affiliates.

(c)    Each Participant hereby acknowledges that it is familiar with the Confidential Information of the Company and/or Affiliates thereof. Each Participant acknowledges and agrees that the Company would be irreparably damaged if such Participant were to provide services to any person competing with the Company or its Affiliates or engaged in the Subject Business and that such competition by such Participant would result in a significant loss of goodwill by the Company. Therefore, each Participant agrees that during the Subject Period, such Participant shall not (and shall cause each of his or its Affiliates not to) directly or indirectly own any interest in, manage, control, participate in (whether as an officer, director, manager, employee, partner, equityholder, member, agent, representative or otherwise), consult with, render services for, or in any other manner engage, directly or indirectly, in the Subject Business.

(d)    No Participant shall, directly or indirectly at any time, engage in any conduct or make any statement, whether in commercial or noncommercial speech, disparaging or criticizing in any way the Company or its Affiliates, or their respective officers, directors, employees or agents or any products or services offered by any of them, nor shall it engage in any other conduct or make any other statement that could be reasonably expected to impair the goodwill of any of them.

(e)    If, at the time of enforcement of the covenants contained in this Section 13, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the Participant and the Company agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by applicable law. The Participant has been advised to consult and has consulted with legal counsel regarding the foregoing covenants and, based on such consultation, has determined and hereby acknowledges that the foregoing covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the goodwill of the Company and its Affiliates. The Participant further acknowledges and agrees that the foregoing covenants are being entered into by it in connection with the issuance of Awards hereunder.

(f)    This Section 13 shall survive the expiration of the Plan and any Agreement thereunder.

(g)    Upon receipt of Units hereunder, the Participant shall be subject to the restrictive covenants as set forth in the LLC Agreement then in effect.

14.    Amendment of the Plan and Awards.

(a)    Amendment of Plan. Subject to this Section 14, the Board at any time, and from time to time, may amend, supplement, modify or restate the Plan. However, except as provided in Section 11, no amendment, supplement, modification or restatement shall be effective unless approved by the members of the Company to the extent member approval is necessary to satisfy any applicable law or any NASDAQ or securities exchange listing requirements.

(b)    Member Approval. The Board may, in its sole discretion, submit any amendment to the Plan for member approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)    No Impairment of Rights. The rights under any Award granted before amendment of the Plan shall not be impaired by any amendment, supplement, modification or restatement of the Plan, except as otherwise set forth in the Plan, unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(d)    Amendment of Awards. The Board at any time, and from time to time, may amend, modify, supplement and restate the terms of any one or more Awards; provided, however, that unless otherwise provided in any Award Agreement, the rights under any Award shall not be impaired by any such amendment, modification, supplement or restatement, except as otherwise set forth in the Plan, unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

15.    Termination or Suspension of the Plan.

(a)    Plan Term. The Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    No Impairment of Rights. Unless otherwise provided in any Award Agreement, suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.

16.    Section 409A of the Code. The Plan and the Awards granted hereunder are intended to comply with or be exempt from Section 409A of the Code and shall be administered, construed and interpreted in accordance with such intent; provided, that, neither the Company, any Affiliates, the Board, the Committee nor any other party guarantees such compliance or exemption and no such party shall have any liability to any Participant if an Award intended to comply with or be exempt from Section 409A does not comply or is not exempt from Section 409A as intended.